Exhibit 99.1

Digital Turbine Updates Fiscal 2016 Financial Outlook

F’16 Revenue Expected to More than Triple to $90-$100M from $28M in F’15

Growth of Approximately 65% at Midpoint of Range versus F’15 Pro Forma $58M

DT Media Revenue on Track to Grow up to Approximately 200% in Second Half versus First Half F’2016

Conference Call Today at 4:30 p.m. ET

Austin, TX – December 14, 2015 – Digital Turbine, Inc. (Nasdaq: APPS), the company empowering operators and Original Equipment Manufacturers (OEMs) around the globe with end-to-end mobile solutions, announced that it is updating its outlook for fiscal 2016 revenue to a range of $90 million to $100 million. The primary reason for the update is a revision in the expected timing of device launches with multiple recently added major distribution partners to now launch in the first quarter fiscal 2017 rather than in the fourth quarter of fiscal 2016, as well as the onboarding of other new distribution partners later in Q4 than originally anticipated, reducing their contribution to fiscal 2016 revenue. The Company expects to achieve adjusted EBITDA profitability for the fiscal 2016 fourth quarter ended March.

The Advertising business, which is the key driver of fiscal third quarter 2016 growth, is demonstrating continued expansion in both DT Media and Appia Core. Within DT Media, the combination of the expansion of DT Ignite™ slots across US carriers that is resulting in increasing yield per device and a seasonal increase in device sell-through is expected to drive second half fiscal 2016 revenue growth of up to approximately 200% on a sequential basis versus $7.3 million in first half fiscal 2016. Yield per device is trending over the Company’s target of $2 to date in the quarter.

“While we need to continue to install DT Ignite™ on additional devices to accelerate our growth rate to align with expectations, the strong underlying fundamentals, including yield per device trending above $2, demonstrate the demand from advertisers and long-term potential of our business,” stated Bill Stone, Digital Turbine’s CEO. “Our updated revenue range for fiscal 2016 reflects recent revisions in timing of DT Ignite™ rollouts with newly added distribution partners. Looking beyond this fiscal year to fiscal 2017, we remain confident in our prospects for growth, which we expect will be driven by new and increasing contributions from DT Media distribution partners, positive sequential results from large DT Media distribution partners in the US with whom we will enter the year at high device penetration, as well as growth in Appia Core and DT Content.”

Conference Call

Management will host a conference call today, December 14, 2015 at 4:30 pm ET/1:30pm PT to discuss the fiscal 2016 business outlook. To participate, interested parties should dial 866-652-5200 in the United States or 412-317-6060 from international locations. The conference ID is 10077209. The call will also be webcast at ir.digitalturbine.com/events where it will be archived for a period of one year.

For those who are not able to join the live call, a playback will be available through December 26, 2015. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10077209.

About Digital Turbine, Inc.

Digital Turbine works at the convergence of media and mobile communications, delivering end-to-end products and solutions for mobile operators, app advertisers, device OEMs and other third parties to enable them to effectively monetize mobile content and acquire higher value users. The Company's products include DT Ignite™, a mobile device management solution with targeted app distribution capabilities, DT IQ™, a customized user experience and app discovery tool, DT Marketplace™, an application and content store, and DT Pay™, a content management and mobile payment solution. Offerings also include DT Media, an advertiser solution for unique and exclusive carrier inventory, and Appia, a leading worldwide mobile user acquisition network. Digital Turbine has delivered more than 130 million app installs for hundreds of advertisers. In addition, more than 31 million customers use Digital Turbine's solutions each month across more than 20 global operators. The Company is headquartered in Austin, Texas with global offices in Durham, Berlin, San Francisco, Singapore, Sydney and Tel Aviv. For additional information visit www.digitalturbine.com or connect with Digital Turbine on Twitter at @DigitalTurbine.

www.digitalturbine.com

Use of Non-GAAP Financial Measures
To supplement the Company's condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), Digital Turbine uses non-GAAP measures of certain components of financial performance.  These Non-GAAP measures include Non-GAAP adjusted EBITDA.

Non-GAAP measures are provided to enhance investors' overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons.  The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results.  The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and any reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results.  The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes.  The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

Non-GAAP adjusted EBITDA is calculated as GAAP net loss excluding the following cash and non-cash expenses: interest expense, foreign transaction gains (losses), debt financing and non-cash related expenses, debt discount and non-cash debt settlement expense, gain or loss on extinguishment of debt, income taxes, asset impairment charges, depreciation and amortization, stock-based compensation expense, change in fair value of derivatives, and fees and expenses related to acquisitions.  Because adjusted EBITDA is a Non-GAAP measure that does not have a standardized meaning, it may not be comparable to similar measures presented by other companies.  Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

Forward-Looking Statements
This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with DT Ignite adoption among existing customers (including the impact of possible delays with major carriers and OEM partners in the roll out for mobile phones deploying DT Ignite)
•	actual mobile device sales and sell-through where DT Ignite is deployed is out of our control
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of DT Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	holiday device sales (period of Thanksgiving to Christmas) is subject to many factors not in our control
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales over the holiday season
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company's comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA
•	challenges to realize anticipated operational efficiencies, revenue (including projected revenue) and cost synergies and resulting revenue growth, EBITDA and free cash flow conversion from the Appia merger
•	the impact of currency exchange rate fluctuations on our reported GAAP financial statements, particularly in regard to the Australian dollar
•	ability as a smaller Company to manage international operations

•	varying and often unpredictable levels of orders
•	the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	pricing risks associated with potential commoditization of the Appia Core as competition increases and new technologies add pricing pressure
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications.

You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

For more information contact:

Carolyn Capaccio/Sanjay Hurry

LHA

(212) 838-3777

digitalturbine@lhai.com

SOURCE Digital Turbine, Inc.

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